Exhibit 32.1

OFFICER’S CERTIFICATE PURSUANT TO SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned Chief Executive Officer of Integrated Security Systems, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K of the Company for the fiscal year ended June 30, 2011 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 31, 2011

/s/ Russell Cleveland

Russell Cleveland

Chief Executive Officer

Principal Executive Officer